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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Deli Solar (USA), Inc.
558 Lime Rock Road
Lakeville, Connecticut 06039

      We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August
27, 2004, relating to the consolidated financial statements of Meditech Pharmaceuticals, Inc. and Subsidiary appearing in the Annual Report on Form 10-KSB for the period May 4, 1982 (date of inception) through May 31, 2004. Our report contains an explanatory paragraph regarding Meditech Pharmaceuticals, Inc. and Subsidiary's ability to continue as a going concern.


/s/ MGB Partners, LLP
MGB Partners, LLP
Torrance, California
June 28,2006